UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.)

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Filed by a Party other than the Registrant [ ]

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[X] Definitive Additional Materials
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AMCAP Fund

American Balanced Fund

American Funds College Target Date Series

American Funds Corporate Bond Fund

American Funds Developing World Growth and Income Fund

American Funds Emerging Markets Bond Fund

American Funds Fundamental Investors

American Funds Global Balanced Fund

The American Funds Income Series

American Funds Inflation Linked Bond Fund

American Funds Mortgage Fund

American Funds Portfolio Series

American Funds Retirement Income Portfolio Series

American Funds Short-Term Tax-Exempt Bond Fund

American Funds Strategic Bond Fund

American Funds Target Date Retirement Series

American Funds Tax-Exempt Fund of New York

American Funds Tax-Exempt Series II

American Funds U.S. Government Money Market Fund

American High-Income Municipal Bond Fund

American High-Income Trust

American Mutual Fund

The Bond Fund of America

Capital Income Builder

Capital World Bond Fund

Capital World Growth and Income Fund

EuroPacific Growth Fund

The Growth Fund of America

The Income Fund of America

Intermediate Bond Fund of America

International Growth and Income Fund

The Investment Company of America

Limited Term Tax-Exempt Bond Fund of America

The New Economy Fund

New Perspective Fund

New World Fund, Inc.

Short-Term Bond Fund of America

SMALLCAP World Fund, Inc.

The Tax-Exempt Bond Fund of America

Washington Mutual Investors Fund

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Quarterly statement notification

Your vote counts

As a follow-up to our recent mailing to you, if you have not yet done so, we encourage you to vote ‘FOR’ the election of board members for your fund(s). For more information, please go to americanfunds.com/vote or call (800) 421-4225.